SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  Civic BanCorp
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             (Exact Name of Registrant as Specified in Its Charter)

              California                                   68-0022322
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(State of Incorporation or Organization)               (I.R.S. Employer
                                                      Identification no.)

  2101 Webster Street, Oakland, California                       94612
---------------------------------------------             ---------------------
  (Address of Principal Executive Offices)                     (Zip Code)

If this form relates to the registration      If this form relates to the registration
of a class of securities pursuant to          of a class of securities pursuant to
Section 12(b) of the Exchange Act and is      Section 12(g) of the Exchange Act and
effective pursuant to General                 is effective pursuant to General
Instruction A.(c), please check the           Instruction A.(d), please check the
following box. |_|                            following box. |X|


Securities Act registration statement file number to which this form relates: _________
        (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                    Name of Each Exchange on Which
     to be so Registered                    Each Class is to be Registered
     -------------------                    ------------------------------

-------------------------------             -----------------------------------

-------------------------------             -----------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Stock Purchase Rights
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                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.
        --------------------------------------------------------

         On January 4, 2002, Civic BanCorp (the "Company") and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.) as Rights Agent (the "Rights Agent"), entered into Amendment No. 1 (the "Amendment") to the Rights Agreement, dated November 8, 1996, between the Company and the Rights Agent (the "Rights Agreement"). The Amendment eliminates the redemption provisions in the Rights Agreement and provides for termination of the rights at the election of the Civic BanCorp Board of Directors. The effective date of the Amendment is January 4, 2002.

         The text of the Amendment is attached as Exhibit 4.1 and incorporated herein by reference. The foregoing description of the Amendment is qualified by reference to Exhibit 4.1.

Item 2. Exhibits.
        --------

         4.1. Amendment No. 1 to Rights Agreement, dated as of November 8, 1996, between Civic BanCorp and Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 7, 2002                  CIVIC BANCORP


                                        By: /s/ Herbert C. Foster
                                            -----------------------------------
                                            Name:  Herbert C. Foster
                                            Title: President and Chief
                                                   Executive Officer



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